UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 16, 2019

FOCUS FINANCIAL PARTNERS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38604	47-4780811
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 Third Avenue, 27th Floor

New York, NY 10022

(Address of principal executive offices)

(Zip Code)

(646) 519-2456

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in  Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01                   Regulation FD Disclosure.

As previously disclosed, holders of units in our subsidiary, Focus Financial Partners, LLC, will be permitted to exercise their rights to exchange such units for shares of our Class A common stock, on a one-for-one common unit equivalent basis, on quarterly exchange dates with respect to one-twelfth of the units held by them at the closing of our initial public offering, with an ability to carry forward unused exchange rights to subsequent exchange dates. We have determined that the first such quarterly exchange date will be March 18, 2019, with the exchange notices from those holders electing to make exchanges being due to the company on or prior to March 1, 2019.

The company intends to provide notice of subsequent exchange dates in the “Investor Resources/Investor FAQ” portion of the “Investor Relations” section of www.focusfinancialpartners.com and through e-mails to holders of such units and not through any other means.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOCUS FINANCIAL PARTNERS INC.

By:	/s/ J. Russell McGranahan
J. Russell McGranahan
General Counsel

Dated:  January 16, 2019

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